Harley-Davidson Motor Company July 30, 2025 Arthur Starrs, We are pleased to confirm the terms of your appointment as President and Chief Executive Officer of Harley- Davidson, Inc., reporting directly to the Board of Directors. This position is based in Milwaukee, Wisconsin with a start date no later than October 1, 2025. Below, you will find the details of the offer. For your convenience, below we also have described various benefits that you will be eligible to receive during your employment. Additional details are provided in the respective applicable plan documents. Except as expressly set forth herein, the applicable plan documents, policies, or guidelines shall control and may be modified from time to time. Total Target Compensation Your annual base salary will be $1,200,000 subject to applicable taxes and withholdings. The U.S. payroll cycle is bi-weekly. Beginning in 2026 you will be eligible to participate in the Harley-Davidson, Inc. Short-Term Incentive Plan (STIP) with an individual incentive target of 150% of your annual base salary. Actual payments under the STIP can range from 0% to 200% of an individual’s target opportunity based on plan performance. STIP awards are typically paid in February after the prior year’s performance period and after the Human Resources Committee of the Board reviews and approves the plan performance attainment. You will be eligible to participate in the Harley-Davidson, Inc. Long-Term Incentive Plan (LTIP) with an annual individual incentive grant valued at $6,500,000. You will receive your first full LTIP grant in February of 2026 upon approval from the Human Resources Committee of the Board. The current composition of the LTIP is a combination of restricted stock units (50%) and performance shares (50%). Performance shares allow the executive to earn a specified number of shares of our common stock at the end of the three-year performance period, that will range between 0% and 200% of the initial award amount. As a result, the number of Performance Shares an executive earns is based on performance, and the value that is realized is further derived by stock price at vesting. To the extent that awards vest the participant will also receive the accumulated dividends that have accrued over the performance period, in direct proportion to the number of Performance Shares that vest. Restricted stock unit awards allow executives to receive shares of common stock in the future after the awards vest, which will occur only if the individual remains an employee or certain other circumstances apply. Restricted stock unit awards vest in three equal annual installments beginning one year after the grant date. During the vesting period, the recipient earns dividend equivalents on each restricted stock unit of the same value as dividends that are declared and paid quarterly on each share of stock. Docusign Envelope ID: 41EB48AE-3FB4-4551-8A4B-940FC32C6AFF

Harley-Davidson Motor Company One-Time Payments You will receive a one-time Cash Award of $2,000,000, subject to applicable taxes and withholdings. This award will be paid in the first regularly scheduled payroll following your start date. Should you voluntarily terminate your employment within 12 months of your date of hire, you will be required to repay the full amount of the award. You will receive a one-time Equity Grant valued at $4,500,000 delivered as Restricted Stock Units equal to the stock price at the close of business on the first day of the first open window period following your start date. Restricted stock unit awards vest in three equal annual installments beginning one year after the grant date. You will also receive a pro-rated 2025 Annual Equity Grant valued at $1,625,000 delivered as Restricted Stock Units equal to the stock price at the close of business on the first day of the first open window period following your start date. Restricted stock units vest in three equal annual installments beginning one year after the grant date. Employee Benefits You will be eligible to participate in the Harley-Davidson, Inc. medical, dental, vision, life, short-term and long- term disability insurance plans. This coverage, if elected, will be effective on the first day of the month following your start date. To view our benefits summary, please click here. You are eligible to participate in the Harley-Davidson Retirement Savings Plan (401(k)). Under the current terms of this plan, you will earn an annual Employer Retirement Contribution of 4% of your eligible pay (subject to IRS limits) if you remain employed through December 31st. This Contribution is typically made in Q1 of the following year. In addition, you will have the ability to defer a portion of your pay into the plan and receive matching contributions of up to 75% of your deferrals up to the first 6% of your eligible pay (subject to IRS limits). You may contribute up to 50% of your eligible pay, subject to IRS limits. Annually, you are eligible to participate in the Harley-Davidson Management Deferred Compensation Plan which allows you to elect to defer receipt of base pay and or incentive pay (STIP). The Plan provides you with an additional avenue to set aside eligible earnings on a tax deferred basis in excess of the limits imposed on your 401(k) Plan. Other Executive Benefits and Requirements To reinforce the link between the long-term interests of board members, executives, and shareholders, we require board members and executives to own a minimum amount of our common stock. The Stock Ownership Guideline for your position is 6X your base salary. Stock ownership includes stock in the 401(k) plan, unvested Restricted Shares and personal holdings. You have five years from the date of hire to meet the guideline. Harley- Davidson reserves the right to change the Stock Ownership Guidelines at any time without notice. You will be covered by the Executive Severance Plan, which currently provides executives at your level with two (2) years of base salary if the Company terminates your employment reasons other than “for cause” and Docusign Envelope ID: 41EB48AE-3FB4-4551-8A4B-940FC32C6AFF

Harley-Davidson Motor Company provided that you sign the Company’s standard severance agreement in use at that time. Notwithstanding the terms of the Executive Severance Plan (1) a “Covered Termination” as defined in the Executive Severance Plan shall also include your termination of employment as a result of your resignation for “Good Reason” as defined on Exhibit A attached hereto and (2) any amendment or termination of the Executive Severance Plan that materially reduces or otherwise materially adversely impacts the amount and/or terms of your potential severance benefits set forth in the Executive Severance Plan in place as of the date of this letter agreement (and including the adjustment described in (1)) shall not be effective without your written consent. You will be covered under the Company’s Transition Agreement, which currently provides for certain benefits in the event of an eligible termination within two years following a Change of Control. Full details of the agreement will be provided separately. To support your transition, we are pleased to offer a comprehensive relocation package, with full details to be provided separately. You will be eligible to participate in the Harley-Davidson Motorcycle Company Owned Vehicle Program upon your start date. Conditions of Employment This offer is contingent upon successful completion of the reference check and background check process. In addition, this offer is contingent upon your execution of an Employee Commitment agreement, which you will be provided during your onboarding. This offer is contingent upon the fact and your truthful representation that you do not have any confidentiality, non-competition or other agreements that would limit your ability to fully perform the position offered to you. To the extent that you have confidentiality agreements with former employers, we expect that you will fully abide by them. To fulfill federal identification requirements, you are required to provide proper documentation to support your identity and eligibility to work in the United States. By beginning employment with Harley-Davidson, Inc., you: (1) acknowledge and agree that the U.S. securities laws will require you to publicly disclose certain personal information, including but not limited to, any Harley- Davidson, Inc. securities of which you have voting or investment control; (2) understand and agree to comply with the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended; and (3) represent and warrant that you are not currently and have not been the subject of an investigation, enforcement proceeding, or enforcement action by the Securities & Exchange Commission, Commodities Exchange Commission, or similar regulator. Arthur, we are thrilled that you will soon be a member of the Harley-Davidson team. If there is anything that I or another member of the team can do to provide additional information or assist you, please let me know. Docusign Envelope ID: 41EB48AE-3FB4-4551-8A4B-940FC32C6AFF

Harley-Davidson Motor Company Sincerely, Maryrose Sylvester Board Director Harley-Davidson, Inc. _____________________________________ Agreed and acknowledged on ____________________ Arthur Starrs Docusign Envelope ID: 41EB48AE-3FB4-4551-8A4B-940FC32C6AFF 7/30/2025

Harley-Davidson Motor Company Exhibit A “GOOD REASON” means the occurrence of any one of the following events, as determined by the Executive in good faith (with capitalized terms not defined below having the definitions set forth in the Company’s Executive Severance Plan): (a) any material breach of the Executive’s offer letter, the Plan or any other written agreement between Executive and the Company governing the terms of Executive’s employment with the Company; (b) any material reduction in the Executive’s base salary; (c) a material adverse change, without the Executive’s prior written consent, to Executive’s duties, authority and/or responsibilities, including a requirement that Executive report to a corporate officer or employee instead of reporting directly to the Board of Directors of the Company; (d) the relocation of the Executive’s principal place of employment to a place that is more than 50 miles from Harley-Davidson’s Juneau Ave. Headquarters in Milwaukee, Wisconsin.; Provided, however, that in each case above, in order for the Executive’s resignation to be deemed to have been for Good Reason, Executive must first give the Company written notice of the action or omission giving rise to “Good Reason” within ninety (30) days after the first occurrence thereof; the Company must fail to reasonably cure such action or omission within thirty (30) days after receipt of such notice (the “Cure Period”), and the Executive’s resignation must be effective not later than ninety (30) days after the expiration of such Cure Period. Arthur Starrs Docusign Envelope ID: 41EB48AE-3FB4-4551-8A4B-940FC32C6AFF